EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 15, 2014 relating to the consolidated financial statements of Safety Quick Lighting & Fans Corp. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA

August 5, 2014